UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2011 (December 4, 2011)

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, LA 70113 Telephone (504) 576-4000 72-1229752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 5, 2011, Entergy Corporation (the “Company”) announced that it would divest its transmission business and merge it with a newly formed subsidiary of ITC Holdings Corp. (“ITC”) in an all-stock Reverse Morris Trust transaction. In order to effect the divestiture and merger, the Company entered into (i) a Merger Agreement (the “Merger Agreement”), dated as of December 4, 2011, with Mid South TransCo LLC, a newly formed, wholly owned subsidiary of the Company (“TransCo”), ITC and Ibis Transaction Subsidiary LLC (“Merger Sub”), a newly formed, wholly-owned subsidiary of ITC, (ii) a Separation Agreement (the “Separation Agreement”), dated as of December 4, 2011, with TransCo, ITC, Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, Inc., Entergy Texas, Inc. (Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, Inc. and Entergy Texas, Inc., collectively, the “Utility OpCos”) and Entergy Services, Inc. and (iii) an Employee Matters Agreement (the “Employee Matters Agreement”), dated as of December 4, 2011, with TransCo and ITC. These agreements, which have been approved by the Boards of Directors of the Company and ITC, provide for the separation of the Company’s transmission business (the “Transmission Business”), the distribution to the Company’s stockholders of all of the common units of TransCo, a holding company subsidiary formed to hold the Transmission Business, and the merger of Merger Sub with and into TransCo, with TransCo continuing as the surviving entity in the Merger (the “Merger”), following which each common unit of TransCo will be converted into the right to receive one fully paid and nonassessable share of ITC common stock. Both the Distribution (as defined below) and the Merger are expected to qualify as tax-free transactions.

The following descriptions of the Merger Agreement, the Separation Agreement and the Employee Matters Agreement, and the transactions contemplated thereby, do not purport to be complete descriptions and are qualified in their entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 2.1, 2.2 and 10.1, respectively, and incorporated herein by reference.

Merger Agreement

Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, the Company will distribute the TransCo common units to its shareholders. At the Company’s election, it may distribute the TransCo common units by means of a pro rata dividend in a spin-off or pursuant to an exchange offer in a split-off, or a combination of a spin-off and a split-off (the “Distribution”). The Company currently anticipates the Distribution will be effected as a pro rata spin-off.

In connection with the Merger, ITC expects to effectuate a $700 million recapitalization, currently anticipated to take the form of a one-time special dividend to its shareholders of record as of a record date prior to the Merger, which will be determined by the board of directors of ITC at a later date (the “Special Dividend”). The Company’s shareholders who become shareholders of ITC as a result of the Merger will not receive the Special Dividend.

Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, immediately after the consummation of the Separation (as defined below), the consummation of the Financings (as defined below), the payment of the Special Dividend and the consummation of the Distribution, Merger Sub will merge with and into TransCo, with TransCo continuing as the surviving entity, and Company shareholders who hold common units of TransCo will have those units exchanged for ITC common stock on a one-for-one basis.

Consummation of the transactions contemplated by the Separation Agreement and the Merger Agreement is expected to result in the Company’s shareholders holding at least 50.1% of ITC’s common stock and existing ITC shareholders holding no more than 49.9% of ITC’s common stock immediately after the Merger.

The Merger Agreement contains certain customary representations and warranties between the Company, on the one hand, and ITC, on the other. The parties have also agreed to a variety of customary covenants and agreements, including, among other things, (i) to conduct their respective businesses in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and consummation of the transactions contemplated by the Merger Agreement and (ii) not to engage in certain kinds of transactions during such period.

ITC is generally prohibited from soliciting competing acquisition proposals and may not provide nonpublic information, discuss or negotiate a competing acquisition proposal unless the ITC Board of Directors concludes in good faith that the proposal is reasonably likely to lead to a proposal that is superior to the Merger and the ITC Board of Directors concludes in good faith that failure to take such action would be reasonably likely to be inconsistent with the exercise by the Board of Directors of its duties under applicable laws.

The Merger Agreement may be terminated: (i) by mutual consent of the Company and ITC, (ii) by any of the Company and ITC if the Merger has not been completed by June 30, 2013, subject to an up to six month extension by either the Company or ITC in certain circumstances, (iii) by any of the Company and ITC if the transactions are enjoined or otherwise prohibited by applicable law, (iv) by the Company, on the one hand, or ITC, on the other hand, upon a material breach of the Merger Agreement by the other party that has not been cured by the cure period specified in the Merger Agreement, (v) by any of the Company and ITC if ITC’s shareholders fail to approve the ITC Shareholder Proposals (as defined below), (vi) by the Company if the ITC Board of Directors withdraws or changes its recommendation of the ITC Shareholder Proposals in a manner adverse to the Company, (vii) by the Company if ITC willfully breaches in any material respect its non-solicitation covenant and such breach has not been cured by the cure period specified in the Merger Agreement, (viii) by the Company if there is a law or order that enjoins the transactions or imposes a burdensome condition on the Company, (ix) by any of the Company and ITC if there is a law or order that enjoins the transactions or imposes a burdensome condition on ITC, (x) by ITC, prior to ITC shareholder approval, to enter into a transaction for a superior proposal, provided that ITC complies with its notice and other obligations in the non-solicitation provision and pays the Company the termination fee concurrently with termination or (xi) by ITC if the Company takes certain actions with respect to the migration of the Transmission Business to a regional transmission organization if such actions could reasonably be expected to have certain adverse impacts on TransCo or ITC after the Closing.

In the event that (i) ITC terminates the Merger Agreement to accept a superior acquisition proposal, (ii) the Company terminates the Merger Agreement because the ITC Board of Directors has withdrawn its recommendation of the ITC Shareholder Proposals, approves or recommends another acquisition proposal, fails to reaffirm its recommendation or materially breaches the non-solicitation provisions, (iii) either of the parties terminates the Merger Agreement because the approval of ITC’s shareholders is not obtained or (iv) the Company terminates because of ITC’s uncured willful breach of the Merger Agreement, and in the case of clauses (iii) and (iv) an ITC takeover transaction was publicly announced and not withdrawn prior to termination and within 12 months of termination ITC agrees to or consummates a takeover transaction, then ITC must pay the Company a $113,570,800 termination fee.

ITC has agreed to file with the Securities and Exchange Commission (the “SEC”) either a proxy statement and a registration statement on Form S-4 or a registration statement on Form S-4 which shall include a proxy statement, in order to (A) seek shareholder approval of (i) the Merger as required under Sections 703a and 754 of the Business Corporation Act of the State of Michigan, as amended (the “MBCA”), (ii) the issuance of ITC common stock as merger consideration in connection with the Merger (the “ITC Stock Issuance”) as required by applicable rules of the New York Stock Exchange and (iii) an amendment of ITC’s articles of incorporation to increase the authorized shares of common stock of ITC to a number sufficient to effect the ITC Stock Issuance (collectively, the “ITC Shareholder Proposals”).

In addition, TransCo has agreed to file with the SEC a registration statement on Form 10/S-4 or a registration statement on Form S-1/S-4, as applicable, to register the TransCo common units to be distributed in the Distribution, and if the Company elects to effect the Distribution in whole or in part by means of an exchange offer to file with the SEC a Schedule TO.

Consummation of the Merger is subject to the satisfaction of customary closing conditions for a transaction such as the Merger, including, among others, (i) consummation of the Separation, the Distribution, the Financings and the Special Dividend, (ii) the approval of the ITC Shareholder Proposals by the shareholders of ITC, (iii) the authorization for listing on the New York Stock Exchange of ITC common stock to be issued in the Merger, (iv) the receipt by the Company of all regulatory approvals to become a member of an acceptable regional transmission organization, (v) the receipt of required regulatory approvals, including approval of the Federal Energy Regulatory Commission, the Arkansas Public Service Commission, the Louisiana Public Service Commission, the Mississippi Public Service Commission, the Public Utility Commission of Texas, the Council of the City of New Orleans and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and no such regulatory approvals impose a burdensome condition on ITC or the Company, (vi) the absence of a material adverse effect on the Transmission Business or ITC, (vii) the receipt by the Company of a solvency opinion and (viii) the receipt of a private letter ruling from the Internal Revenue Service substantially to the effect that certain requirements for the tax-free treatment of the distribution of TransCo are met and an opinion that the Distribution and the Merger will be treated as tax-free reorganizations for U.S. federal income tax purposes. The Merger and the other transactions contemplated by the Merger Agreement and the Separation Agreement are expected to be completed in 2013.

The Merger Agreement has been filed to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or ITC. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties were made solely for the benefit of the other parties to the Merger Agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, (iii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or ITC.

Separation Agreement

Pursuant to the Separation Agreement, and subject to the terms and conditions set forth therein, the Company will engage in a series of preliminary restructuring transactions that result in the transfer to TransCo’s subsidiaries of the assets relating to the Transmission Business and the transfer to the Company’s other subsidiaries of the assets not relating to the Transmission Business (the “Separation”).

TransCo and its subsidiaries will consummate certain financing transactions (the “TransCo Financing”) totaling approximately $1.775 billion pursuant to which (i) TransCo’s subsidiaries will borrow through a one year term funded bridge facility and (ii) TransCo will issue senior securities of TransCo to the Company (the “TransCo Securities”). Neither the Company nor the Utility OpCos will guarantee or otherwise be liable for the payment of the TransCo Securities. The Company will issue new debt or enter into agreements under which certain unrelated creditors will agree to purchase existing corporate debt of the Company, which will be exchangeable into the TransCo Securities at closing (the “Exchangeable Debt Financing”). In addition, prior to the closing TransCo may obtain a working capital revolving credit facility in a principal amount agreed to by the Company and ITC (such financing, together with the TransCo Financing and the Exchangeable Debt Financing, the “Financings”).

Under the terms of the Separation Agreement, concurrently with the TransCo Financing, each Utility OpCo will contribute its respective transmission assets to a subsidiary that will become a TransCo subsidiary in the Separation in exchange for the equity interest in such subsidiary and the net proceeds received by such subsidiary from the one year funded bridge facility described above. Each Utility OpCo will distribute such equity interests in the subsidiaries holding the transmission assets to the Company which will then contribute such interests to TransCo. The Utility OpCos intend to apply all or a portion of the amounts received by them from the subsidiaries to the prepayment or redemption of outstanding preferred and debt securities, with the goal, following completion of the Separation, of maintaining their capitalization balanced between equity and debt generally consistent with the balance of their capitalization prior to the Separation. Although the aggregate amount and particular series of preferred and debt securities of each Utility OpCo to be redeemed as well as the redemption dates are uncertain at this time and are expected to remain subject to change, each Utility OpCo currently anticipates that all of its outstanding preferred securities, if any, will be redeemed or otherwise retired prior to the Separation and that debt securities in the following approximate aggregate amounts will be redeemed prior to or following the Separation: $.49 billion for Entergy Arkansas, $.26 billion for Entergy Gulf States Louisiana, $.34 billion for Entergy Louisiana, $.29 billion for Entergy Mississippi, $.01 billion for Entergy New Orleans, and $.31 billion for Entergy Texas. The Company and the Utility OpCos may, subject to certain conditions, modify or supplement the manner in which the Separation is consummated.

As of September 30, 2011, net transmission plant in service, which does not include transmission-related construction work in progress or general or intangible plant, for the Utility OpCos was $.86 billion for Entergy Arkansas, $.46 billion for Entergy Gulf States Louisiana, $.62 billion for Entergy Louisiana, $.51 billion for Entergy Mississippi, $.02 billion for Entergy New Orleans, and $.60 billion for Entergy Texas.

Under the terms of the Separation Agreement, TransCo and ITC are restricted from taking certain actions for up to two years after the date of the Separation Agreement that could adversely affect the tax-free treatment of the Distribution and related transactions. In addition, TransCo will indemnify the Company in certain circumstances if any such actions disqualify the Distribution for such tax-free treatment.

In connection with the transactions contemplated by the Separation Agreement and the Merger Agreement, the Company, TransCo and ITC will enter into certain related ancillary agreements, including a distribution-transmission interconnection agreement substantially in the form attached to the Separation Agreement and other ancillary agreements the terms of which the parties have agreed to negotiate in good faith within 60 days of December 4, 2011. Consummation of the Separation is subject to the satisfaction of the conditions applicable to the Company and ITC contained in the Separation Agreement and the Merger Agreement, including that the sum of the principal amount of TransCo Securities issued to the Company and the principal amount of the bridge facility entered into by TransCo’s subsidiaries is at least $1.775 billion.

Employee Matters Agreement

Pursuant to the Employee Matters Agreement, the parties agreed on procedures for identifying the employees who will be allocated to TransCo (“TransCo Employees”), the allocation to the Company, TransCo and ITC (and/or their respective affiliates) of liabilities in respect of the TransCo Employees (including in respect of Company benefit plans) and certain aspects of the treatment of the TransCo Employees following the closing of the Merger.

For at least 36 months after closing of the Merger, ITC generally will provide nonunion TransCo Employees with cash compensation opportunities that are substantially comparable to the cash compensation opportunities provided to such TransCo Employee immediately before the closing and employee benefits with a substantially comparable value in the aggregate and (exclusive of nonqualified deferred compensation benefits and equity compensation benefits) with a substantially comparable value for each kind of benefit in relation to the benefits provided to such TransCo Employee immediately before the closing. The kind of benefit refers to the general type of benefit—such as qualified pension, qualified savings, medical, dental, life, vision, short-term disability, long-term disability, AD&D, retiree welfare, vacation, other paid time off and fringe—without regard to the form in which such benefit is provided or the individual choices made available. In addition, ITC will assume all obligations under the Company’s collective bargaining agreements to the extent they apply to TransCo Employees, and all TransCo Employees generally will be credited at ITC for all of their pre-closing service at the Company.

No pension plan assets or liabilities will be transferred from the Company’s plans to ITC’s plans in respect of pre-closing pension service, and the Company’s pension plans will remain liable for payment of pension benefits attributable to pre-closing service. For purposes of determining when the Company’s plan benefits become payable (but not its amount), service at ITC will be treated as service at the Company, and ITC’s plan will determine the pension benefit based on the combined Entergy/ITC service of TransCo Employees, with the ITC plan benefit reduced by the benefit payable under the Company’s plans. ITC will assume retiree medical obligations for TransCo Employees, and a proportional amount of the Voluntary Employee Beneficiary Association (“VEBA”) trust funding available for retiree medical benefits generally will be transferred to an ITC VEBA trust.

Equity incentive awards (including stock options, restricted stock and restricted stock units) held by TransCo Employees as of immediately before the closing of the Merger will be converted into ITC awards that have the same intrinsic value immediately after the closing (based on ITC’s stock value) as they had immediately before the closing (based on the Company’s stock value). The substitute ITC awards will continue to vest and be exercisable on the same basis as applied at the Company before the closing of the Merger (treating ITC service as service for the Company).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Merger Agreement, dated as of December 4, 2011, among Entergy Corporation, Mid South TransCo LLC, ITC Holdings Corp. and Ibis Transaction Subsidiary LLC.*

2.2	Separation Agreement, dated as of December 4, 2011, among Entergy Corporation, ITC Holdings Corp., Mid South TransCo LLC, Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, Inc., Entergy Texas, Inc. and Entergy Services, Inc.*

10.1	Employee Matters Agreement, dated as of December 4, 2011, among Entergy Corporation, Mid South TransCo LLC and ITC Holdings Corp.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.

Forward Looking Information

In this filing, and from time to time, the Company makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements involve a number of risks and uncertainties. There are factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including (i) those factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and its Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011; (ii) the following transactional factors (in addition to others described elsewhere in this presentation and in subsequent securities filings) involving risks inherent in the contemplated transaction, including: (1) failure to obtain ITC shareholder approval, (2) failure of the Company and its shareholders to recognize the expected benefits of the transaction, (3) failure to obtain regulatory approvals necessary to consummate the transaction or to obtain regulatory approvals on favorable terms, (4) the ability of the Company, Transco and ITC to obtain the required financings, (5) delays in consummating the transaction or the failure to consummate the transaction, (6) exceeding the expected costs of the transaction, and (7) the failure to receive an IRS ruling approving the tax-free status of the transaction; (iii) legislative and regulatory actions; and (iv) conditions of the capital markets during the periods covered by the forward-looking statements. The transaction is subject to certain conditions precedent, including regulatory approvals, approval of ITC’s shareholders and the availability of financing. The Company cannot provide any assurance that the transaction or any of the proposed transactions related thereto will be completed, nor can it give assurances as to the terms on which such transactions will be consummated.

Additional Information and Where to Find It

ITC and Trans Co will file registration statements with the Securities and Exchange Commission (“SEC”) registering shares of ITC common stock and Transco common units to be issued to Company shareholders in connection with the proposed transactions. ITC will also file a proxy statement with the SEC that will be sent to the shareholders of ITC. Company shareholders are urged to read the prospectus and/or information statement that will be included in the registration statements and any other relevant documents, because they contain important information about ITC, Transco and the proposed transactions. ITC shareholders are urged to read the proxy statement and any other relevant documents because they contain important information about Transco and the proposed transactions. The proxy statement, prospectus and/or information statement, and other documents relating to the proposed transactions (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. The documents, when available, can also be obtained free of charge from Company upon written request to Entergy Corporation, Investor Relations, P.O. Box 61000 New Orleans, LA 70161 or by calling the Company’s Investor Relations information line at 1-888-ENTERGY (368-3749), or from ITC upon written request to ITC Holdings Corp., Investor Relations, 27175 Energy Way, Novi, MI 48377 or by calling 248-946-3000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERGY CORPORATION

By:	/s/ Robert D. Sloan
Robert D. Sloan
Executive Vice President, General Counsel and Secretary of Entergy Corporation

Dated: December 6, 2011

EXHIBIT INDEX

Exhibit No.	Description

2.1	Merger Agreement, dated as of December 4, 2011, among Entergy Corporation, Mid South TransCo LLC, ITC Holdings Corp. and Ibis Transaction Subsidiary LLC.*

2.2	Separation Agreement, dated as of December 4, 2011, among Entergy Corporation, ITC Holdings Corp., Mid South TransCo LLC, Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, Inc., Entergy Texas, Inc. and Entergy Services, Inc. *

10.1	Employee Matters Agreement, dated as of December 4, 2011, among Entergy Corporation, Mid South TransCo LLC and ITC Holdings Corp.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.